Exhibit 99.1

ARMLOGI HOLDING CORP. Announces MANAGEMENT TRANSITION

Sheng-Kai (Scott) Hsu Appointed as Chief Financial Officer of Armlogi, Transitioning from Board Secretary

Zhiliang (Ian) Zhou to Remain with Armlogi in an Advisory Role

WALNUT, CA, Jan. 14, 2025 (GLOBE NEWSWIRE) -- Armlogi Holding Corp. (“Armlogi” or the “Company”) (Nasdaq: BTOC), a U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions related to warehouse management and order fulfillment, today announced a transition in its executive leadership. Sheng-Kai (Scott) Hsu has been appointed as the Chief Financial Officer of Armlogi, effective January 13, 2025, succeeding Zhiliang (Ian) Zhou, who will remain with the Company in an advisory capacity while pursuing other career opportunities.

Scott Hsu, who joined Armlogi as the accounting lead in July 2024, brings financial management expertise from the manufacturing and wholesale sectors. Previously, Mr. Hsu served as North America Controller at PARPRO Technologies Inc., managing finance teams across the U.S. and Mexico and ensuring compliance with U.S. GAAP and international standards. His previous experience also includes roles at Absen Inc. and BENQ Latin America Corp., where he improved financial processes and systems. Mr. Hsu is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA), holding a Master of Science in Finance from Johns Hopkins University.

Ian Zhou has served as Armlogi’s Chief Financial Officer since August 2023. Mr. Zhou has over 10 years of experience in the capital markets and financial industry, with a track record of success in leading and executing complex financial transactions. He has made significant contributions to Armlogi, leading the Company through its successful initial public offering in 2024 and in its recent financings, including $21 million in convertible promissory notes and a $50 million standby equity purchase agreement. His strategic insight and financial acumen have been pivotal in positioning Armlogi for sustained growth and profitability.

Aidy Chou, Chairman and Chief Executive Officer of Armlogi, commented, “We are immensely grateful to Ian for his financial leadership and strategic vision, which have strengthened Armlogi’s financial foundation and contributed significantly to our market achievements. As we welcome Scott into his new role, we are confident that his extensive experience and strategic approach to financial management will continue to drive Armlogi’s success in the logistics industry.”

Ian Zhou commented, “I am grateful for the opportunity to have led Armlogi’s financial operations and to have guided our team through significant milestones, including our initial public offering. I am excited to continue supporting the Company in a new capacity and am confident in its future success under Scott’s financial stewardship.”

Scott Hsu commented on his new role, saying, “I am thrilled to step into the role of CFO at such a pivotal time for Armlogi. I look forward to building on the strong foundation laid by Ian and the team, driving forward our financial strategies to support Armlogi’s growth and operational excellence.”

About Armlogi Holding Corp.

Armlogi Holding Corp., based in Walnut, CA, is a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment. The Company caters to cross-border e-commerce merchants looking to establish overseas warehouses in the U.S. market. With eleven warehouses covering over three and a half million square feet, the Company offers comprehensive one-stop warehousing and logistics services. The Company’s warehouses are equipped with facilities and technology for handling and storing large and bulky items. For more information, please visit www.armlogi.com.

Safe Harbor Statement

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us.

Company Contact:

info@armlogi.com

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com